SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2002

IMPSAT Fiber Networks, Inc.
IMPSAT S.A.
(Exact name of registrant as specified in its charter)

Delaware
Argentina
(State or other jurisdiction of incorporation)

333-12977 (Commission File Number)	52-1910372 Not Applicable (IRS Employer Identification Number)

Alférez Pareja 256 (1107)
Buenos Aires, Argentina
(Address of Principal Executive Offices)

(5411) 5170-0000
(Telephone Number, Including Area Code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5. Other Events.

     IMPSAT Fiber Networks, Inc. (the “Company”) failed to make its US$20.6 million interest payment due on February 15, 2002 on its $300 million principal amount of 13-3/4% Senior Notes due 2005. Under the terms of the Notes due 2005, the Company has another 30 days to make the payment in order to avoid default consequences.

     In addition, the Company received a notice from the Nasdaq National Market warning that the Company’s stock may be delisted because its common stock has failed to maintain a minimum bid price of $3 over the last 30 consecutive trading days and failed to maintain a minimum market value of public float of $15,000,000. In accordance with Nasdaq’s Marketplace Rules, the Company is provided 90 calendar days, or until May 15, 2002, to regain compliance.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

IMPSAT FIBER NETWORKS, INC.

By	/s/	Guillermo Jofré Guillermo Jofré Chief Financial Officer

IMPSAT S.A.

By	/s/	Guillermo Jofré Guillermo Jofré Finance Manager

Date: February 15, 2002